EXHIBIT 10.8

DATED MAY 24, 2006

CONDUIT LIMITED

LONG TERM INCENTIVE PLAN 2006 ESTABLISHED ON MAY 24, 2006

MATHESON ORMSBY PRENTICE
30 Herbert Street
Dublin 2
Ireland

TEL + 353 1 619 9000
FAX + 353 1 619 9010

CONDUIT LIMITED

LONG TERM INCENTIVE PLAN 2006

1.

ESTABLISHMENT OF PLAN

1.1

This Long Term Incentive Plan 2006 (hereinafter called the “Plan”) is established by resolution of the Board of Directors of Conduit Limited.

1.2

The purpose of the Plan is to incentivise certain employees, directors and consultants of Participating Companies and for that purpose to provide for the granting of stock appreciation rights to Eligible Employees, Directors and Consultants.

2.

DEFINITIONS

2.1

In the Plan, unless the context otherwise requires:

“Adoption Date” means the date on which the Plan is established by resolution of the Board as stated in Clause 1.1;

“Auditors” means the auditors for the time being of the Parent Company;

“Bad Leaver” means a Participant whose employment or consultancy terminates (i) by reason of dismissal or termination by the Relevant Participating Company for cause under the Participant’s employment or consulting agreement, or for committing a serious breach of the Participant’s employment or consulting agreement, (ii) of the Participant’s own volition but in anticipation of such dismissal or termination by a Relevant Participating Company, and either the Participant commences employment with or services for a competitor of the Company or himself becomes a competitor of the Company (to be determined in the absolute discretion of the Committee);

“Board” means the board of directors for the time being of the Parent Company or a duly constituted committee of such Board;

“Committee” means the Remuneration Committee of the Board or such other committee if appointed to which the Board delegate responsibility for the operation of this Plan or if there is no such committee the Board;

“Company” means Conduit Limited;

“Consultants” means consultants of Participating Companies;

“Directors” means directors of Participating Companies;

“Eligible Employee” means employees of any Participating Company who are nominated to participate in the Plan pursuant to Clause 3;

“Exercise Date” means the date on which the Participant exercises a SAR pursuant to Clause 6.1 being the date appearing on the notice of exercise;

“Good Leaver” means a Participant who on termination of employment or a consultancy is not a Bad Leaver;

“Grant Date” means the date on which the Participant receives a grant of SARs being the date appearing on the offer/acceptance form completed pursuant to Clause 4;

“Grant Price” means the Market Value of one share of Stock on the Grant Date;

“Market Value” in respect of the grant of a SAR and in respect of Stock means such value as shall be determined by the Committee from time to time with, if the Committee so require, the assistance of the Auditors in accordance with the principles set out in Schedule 1;

“Parent Company” means Infonxx, Inc;

“Participant” means any Eligible Employee, Director or Consultant who is for the time being the holder of a SAR and includes any such person who has exercised a SAR in whole or in part;

“Participating Company” means the Company and any Subsidiary or Holding Company and which is for the time being nominated by the Board to be a Participating Company;

“Plan” means this Long Term Incentive Plan 2006 as set out herein or as amended from time to time in accordance with the provisions in that regard herein contained;

“Relevant Participating Company” means the Participating Company which employed or engaged the Participant;

“Stock” means the Common Stock of the Parent Company;

“Stock Appreciation Right” and “SAR” means a stock appreciation right granted pursuant to the Plan entitling the holder on exercise to receive an amount in cash determined in accordance with the rules of the Plan;

“Subsidiary” or “Holding Company” means any company which is for the time being a subsidiary or holding company of the Company within the meaning of Section 155 of the  Companies Act, 1963;

“Subsisting SAR” means a SAR which has been granted under the Plan and which has neither lapsed nor been exercised.

3.

ELIGIBILITY

3.1

The Plan is only available to Eligible Employees, Directors and Consultants of Participating Companies who are nominated by the Board or the Committee to participate in the Plan.

4.

GRANT OF STOCK APPRECIATION RIGHTS

4.1

The Committee may at any time following the Adoption Date and from time to time while the Plan is in operation offer to grant SARs to an Eligible Employee, Director or Consultant.

4.2

Every offer of SARs shall specify the mode of acceptance with the latest date for acceptance. Unless such offer is duly accepted on or before the date specified, such offer shall be deemed to have been declined.

4.3

Upon receipt by the Committee of such acceptance, the Company shall grant to the Eligible Employee, Director or Consultant a SAR (which shall be personal to the grantee and nonassignable).  Such offer and acceptance shall be subject to the terms and conditions of the Plan which shall be deemed incorporated in the form of acceptance.

5.

EXERCISE OF STOCK APPRECIATION RIGHTS

5.1

SARs shall be exercisable or lapse in accordance with the provisions set out in Schedule 2.

5.2

The Committee in its absolute discretion, in special circumstances, may allow SARs to be exercised on dates earlier than provided in Clause 5.1.

6.

PROCEDURE ON EXERCISE OF STOCK APPRECIATION RIGHTS

6.1

A SAR which has become exercisable in accordance with the provisions set out in Schedule 2 shall be exercised by notice in writing given by the Participant to the Relevant Participating Company and the Parent Company. The Participant shall notify the Relevant Participating Company and the Parent Company that he is exercising the SAR in respect of all or part of the Stock for the time being comprised in the SAR.

6.2

Upon exercise of a SAR, the Participant shall be entitled to receive payment from the Relevant Participating Company in an amount determined by multiplying:

6.2.1

the excess of the Market Value of one share of Stock on the Exercise Date over the Grant Price;

by

6.2.2

the number of shares of Stock with respect to which the SAR is exercised.

SARs are always cash-settled, Provided That, the Board or the Committee may in its absolute discretion determine in any particular case that Stock equal in value to the cash award otherwise payable under Clause 6.2 may be issued by the Parent Company to a Participant in lieu of cash; any Stock so issued may be issued with such restrictions applicable to the resale of such Stock as may also be applied to Stock acquired from the Parent Company by employees of the Parent Company generally through the exercise of stock options or otherwise and such additional restrictions as the Parent Company shall deem necessary or advisable to comply with applicable law.

6.3

Any payment to be made by the Relevant Participating Company or the Parent Company under this Plan shall be subject to deduction of any applicable taxes and social insurance payments.

7.

CESSATION OF EMPLOYMENT OR CONSULTANCY

7.1

The provisions set out in Schedule 2 shall apply in the case of the Participant who being an employee terminates his employment or being a consultant terminates the consultancy with the Relevant Participating Company.

8.

DEATH/DISABILITY

8.1

Subject to Section 2.1 of Schedule 2, in the event of the death of the Participant while employed or engaged by a Relevant Participating Company, his personal representatives may exercise any vested and unexercised SARs then held by such Participant during the one year period following such death.

8.2

Subject to Section 2.1 of Schedule 2, in the event of the Participant becoming permanently incapacitated while employed or engaged by a Relevant Participating Company, all his vested and unexercised SARs shall be exercisable by the Participant of his personal representatives during the one year period immediately following the date of commencement of such incapacity.

9.

LIQUIDATION

9.1

In the event of the Relevant Participating Company going into liquidation (other than as part of a scheme for the reorganisation of the Relevant Participating Company or the liquidation being part of a scheme for the merger of the Relevant Participating Company with any other company or companies), all SARs shall ipso facto cease to be exercisable (save to the extent, that the Board may prior to such liquidation in its absolute and uncontrolled discretion determine), and the Participant shall not be entitled to damages or other compensation of any kind.

10.

ALTERATIONS IN CAPITAL

10.1

In the event of any issue of shares, by way of rights, capitalisation issue or any consolidation or subdivision or reduction of the capital of the Parent Company, the number of shares of Stock subject of any SAR and the Grant Price may be adjusted in such manner as the Committee confirms to be fair and reasonable to the end of neither diluting nor enlarging the Participant’s rights.

11.

AMENDMENT OF PLAN

11.1

The Company may at any time with the agreement of the Board vary, amend or revoke any of the provisions of the Plan in such manner as the Company may consider necessary provided that:

11.1.1

the purpose of the Plan shall not be altered;

11.1.2

No such variation amendment or revocation shall impose more onerous obligations on the Participant in respect of the exercise of a Subsisting SAR.

12.

PLAN AND CONTRACT OF EMPLOYMENT OR SERVICE

12.1

Notwithstanding any other provision of the Plan:

12.1.1

the Plan shall not form part of any contract of employment between the Company or any Subsidiary and the Participant;

12.1.2

unless expressly so provided in his contract of employment, an Eligible Employee has no right to be granted a SAR;

12.1.3

the benefit to the Participant of participation in the Plan (including, in particular but not by way of limitation, any SARs held by him) shall not form any part of his remuneration or count as his remuneration for any purpose and shall not be pensionable;

12.1.4

if the Participant ceases to be employed by a Participating Company, he shall not be entitled to compensation for the loss of any right or benefit or prospective right or benefit under the Plan (including, in particular but not by way of limitation, any SARs held by him which lapse by reason of his ceasing to be employed by a Participating Company) whether by way of damages for unfair dismissal, wrongful dismissal, breach of contract or otherwise; and

12.1.5

the Participant being a Consultant or Director; nothing in the Plan or in any grant of SARs under the Plan confers on the Participant the right to continue as a Consultant or Director or affects the right of any Participating Company to terminate the Participant’s services at any time.

12.2

By accepting the grant of a SAR and not renouncing it, the Participant is deemed to have agreed to the provisions of this Clause 12.

13.

TRANSFER OR ASSIGNMENT

13.1

The rights of the Participant under this Plan shall be personal and shall not be assignable in whole or in part and no SAR shall be capable of being transferred, charged or otherwise alienated and shall lapse immediately if the Participant purports to transfer, charge or otherwise alienate a SAR. For the purposes of this provision, a change of control of, or a transfer of ownership in, a corporate body holding a SAR shall be deemed a transfer.

14.

TERMINATION

14.1

The Plan may be terminated at any time by resolution of the Board.

14.2

As from any termination of the Plan under Clause 14.1 the Board shall not grant any further SARs but no such termination shall affect or modify any subsisting rights or obligations of the Participant in respect of any SARs and notwithstanding such termination the Company shall continue to do and perform such acts in accordance with the provisions hereof as are necessary for or incidental to the administration and management of outstanding rights and obligations which arose under or by virtue of the Plan.

15.

ADMINISTRATION

15.1

The Plan shall in all respects be administered under the direction of the Committee which may make such rules for the conduct of the Plan consistent with the terms and conditions herein contained as it deems advisable.

16.

NOTICES

16.1

Any notice or other communication under or in connection with the Plan may be given in writing by personal delivery or by sending the same by post, in the case of a company to its registered office for the attention of the company secretary, and in the case of a Participant to his last known address and where a notice or other communication is given by post, it shall be deemed to have been received 48 hours after it was put into the post properly addressed and stamped.

17.

GOVERNING LAW

17.1

The Plan and these Rules shall be governed by and construed in accordance with the laws of Ireland.

SCHEDULE 1
Principles to be used in determining Market Value

The Market Value of Stock the subject of a SAR shall be determined by the Committee in its sole discretion (and acting in good faith), with if it determines it necessary the assistance of the Auditors, provided that if the Stock of the Parent Company is listed on a recognised stock exchange then the Market Value of Stock the subject of a SAR at the time of exercise of a SAR shall be the closing price of the Stock on the date of exercise.

SCHEDULE 2
Provisions applicable to Stock Appreciation Rights

1.

VESTING

1.1

SARS granted under the Plan shall vest as follows:

Amount of SARS	Date of vesting

1/5th	1st anniversary of Grant Date
1/5th	2nd anniversary of Grant Date
1/5th	3rd anniversary of Grant Date
1/5th	4th anniversary of Grant Date
1/5th	5th anniversary of Grant Date

2.

EXERCISE OF SARS

2.1

Subject to paragraph 3 below, SARs which have vested will become exercisable on the day immediately following the day that the Stock is listed on a recognised stock exchange. Provided that if the Stock is not listed on a recognised stock exchange at the tenth anniversary of the Grant Date, then all SARs granted TO THE EXTENT VESTED may be exercised in the period commencing on that date and ending 90 days following that date.

3.

CESSATION OF EMPLOYMENT OR TERMINATION OF CONSULTANCY

3.1

If the Participant holding SARs is an employee or consultant and:

3.1.1.

terminates his employment or contract for services after the Grant Date and is a Good Leaver, then SARs which have vested in accordance with the table above shall be exercisable in accordance with paragraph 2.1. All other SARs shall lapse;

3.1.2

terminates his employment or contract for service or otherwise leaves employment and is a Bad Leaver, then all SARs shall forthwith lapse and not be exercisable.

DATED MAY 24, 2006

CONDUIT LIMITED

LONG TERM INCENTIVE PLAN 2006 ESTABLISHED ON MAY 24, 2006

MATHESON ORMSBY PRENTICE
30 Herbert Street
Dublin 2
Ireland

TEL + 353 1 619 9000
FAX + 353 1 619 9010